UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2018 (April 9, 2018)

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Canal Street, Third Floor, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 307-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                           Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 11, 2018, The Providence Service Corporation (the “Company”) announced an organizational consolidation plan to integrate substantially all activities and functions performed at the corporate holding company level into its wholly-owned subsidiary, LogistiCare Solutions, LLC (“LogistiCare”). In connection with this plan, the Company has entered into an agreement with R. Carter Pate for his continued employment as the Company’s Interim CEO. The company has also adopted an employee retention plan designed to incentivize current holding company level employees to remain employed with the Company during the transition. The terms of the agreement and retention plan are described below.

CEO Employment Terms

On April 9, 2018, the Company entered into an agreement effective April 9, 2018 with Mr. Pate providing for an award of options to purchase Company Common Stock (the “Option Agreement”).

The Option Agreement also extends the term of Mr. Pate’s employment as Interim Chief Executive Officer through June 30, 2019. In this role, Mr. Pate will devote his full working time to the Company.

The Option Agreement provides for a grant of unvested options to purchase up to 394,000 shares of Company Common Stock, par value $.001, at a price of $71.67 per share, which was the closing price of the Company’s Common Stock on the grant date. The options are subject to vesting as follows: (i) 50% of the options will become vested if Mr. Pate remains employed by the Company through June 30, 2019 (the “Time-Vesting Options”), (ii) 25% of the options will become vested on March 19, 2019 if the Company has achieved its budget for its 2018 fiscal year, subject to certain adjustments, and Mr. Pate is then employed, and (iii) 25% of the options will become vested on March 19, 2019 subject to Mr. Pate’s achievement of other performance metrics if Mr. Pate is then employed. In addition, the Time-Vesting Options will become fully vested upon a “change in control” (as defined in the Company’s 2006 Long-Term Incentive Plan) or a termination of Mr. Pate’s employment by the Company without “cause” (as defined in the 2015 Holding Company LTI Program) or for “good reason” (as defined in the Option Agreement). Once vested, the options will remain exercisable until April 8, 2021 unless terminated earlier due to a termination of Mr. Pate’s employment for “cause.”

Under the terms of the Option Agreement, Mr. Pate has also agreed to a reduction in base salary from $700,000 per year to $500,000 per year plus a monthly amount of $1,177.04 for health coverage premiums. The terms of the Option Agreement do not provide for Mr. Pate’s participation in any of the Company’s short-term or long-term incentive compensation plans.

Also, Mr. Pate agreed to customary restrictive covenants in favor of the Company, including a one year noncompetition and nonsolicitation restriction.

The foregoing description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Option Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Executive Officers

On April 9, 2018, the Company appointed William Severance as Interim Chief Financial Officer of the Company effective April 11, 2018. Mr. Severance no longer serves as Chief Accounting Officer of the Company. In connection with this appointment, effective April 11, 2018, Mr. Severance’s base salary was increased from $318,270 to $450,000 and his annual target bonus was increased from 50% to 75% of his base salary. Also in connection with this appointment, on April 9, 2018, Mr. Severance received an option to purchase 13,710 shares of Company Common Stock at a price of $71.67 per share, the closing price of the Company’s Common Stock on the grant date. The option will become fully exercisable on May 10, 2019, subject to Mr. Severance’s continued employment with the Company, and if not exercised will expire on December 31, 2020.

Also, on April 9, 2018, the Company appointed Laurence Orton as Interim Chief Accounting Officer and Senior Vice President Finance of the Company, and David Shackelton as Chief Transformation Officer of the Company, each effective April 11, 2018. In connection with such appointments, effective April 11, 2018, Mr. Orton no longer has the title of Corporate Controller and Vice President Finance of the Company and Mr. Shackelton no longer has the title of Chief Financial Officer of the Company. Mr. Shackelton’s responsibilities as Chief Transformation Officer will include overseeing the transition of the Company’s financial reporting capabilities and systems from the holding company level in Stamford, CT to LogistiCare in Atlanta, GA.

Mr. Severance, 51, had served as Chief Accounting Officer since February 2016. Prior to joining the Company, Mr. Severance served as the Chief Accounting Officer of the Gilt Groupe, a pioneer in e-commerce in the U.S., from 2010 to January 2016. Prior to that, he served in various roles for Travelport Limited, a global travel commerce platform providing distribution and technology solutions to the travel industry, from 2005 to 2009; and IAC/InterActiveCorp, a leading media and Internet company, from 1999 to 2005. Mr. Severance also worked for 11 years for Ernst and Young LLP in the Atlanta, New York and Hamburg, Germany offices. He received a bachelor’s degree in accounting from Louisiana State University and is a member of the Georgia Society of CPAs and American Institute of CPAs.

Mr. Orton, 46, had served as the Company’s Corporate Controller and Vice President Finance since June 2017. Prior to joining the Company, he was with Chemtura Corporation from 2005 to 2017, where he most recently served as Vice President and Chief Accounting Officer from November 2012 to June 2017. Prior to working at Chemtura, Mr. Orton worked at Avecia Group PLC and Ernst and Young in the United Kingdom. Mr. Orton received a bachelor’s degree in industrial economics from the University of Nottingham, U.K. School of Management and Finance and is a Chartered Accountant and member of the Institute of Chartered Accountants for England and Wales.

There are no transactions involving either Mr. Orton or Mr. Severance that are required to be reported under Item 404 of Regulation S-K.

Employee Retention Plan

In connection with the organizational consolidation plan described above, on April 9, 2018, the Company’s board of directors approved an employee retention plan (the “Retention Plan”). The Retention Plan became effective on April 9, 2018 and covers Mr. Shackelton, Mr. Severance and Sophia Tawil, the Company’s General Counsel and Secretary (the “Specified NEOs”). The Retention Plan provides for certain payments and benefits to be provided to the Specified NEOs if they remain employed with the Company through a retention date established for each Specified NEO (the “Retention Date”). If the Specified NEO remains employed with the Company through the applicable Retention Date, or is terminated by the Company without “cause” (as defined in the Retention Plan), or by the Specified NEO as a result of a material reduction in base salary or target bonus, prior to the Retention Date, the Specified NEO will be entitled to (i) a retention bonus equal to 100% of the Specified NEO’s base salary, payable in two installments following the Retention Date, (ii) a pro rata bonus or prior year annual bonus, depending on the date of termination, (iii) accelerated vesting of all of the Specified NEO’s restricted stock awards and option awards, (iv) an extension of option exercisability through December 31, 2020, and (v) reimbursement for the Company portion of health insurance premiums for a period of up to seven months following termination. Specified NEOs who accept benefits under the Retention Plan will not be entitled to any other severance pay or benefits if their employment is terminated during the retention period. Also, each of the Specified NEOs may apply for an employment transfer to LogistiCare, which if accepted by the Company would change the terms and conditions of the employee’s retention award.

The terms of the Retention Plan require a release of claims against the Company as a condition to payment and provide for customary confidentiality, non-disparagement and non-solicitation restrictions.

The foregoing descriptions of the Retention Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Retention Plan, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01	Other Events

On April 11, 2018, the Company issued a press release announcing an organizational consolidation plan to integrate substantially all activities and functions performed at the corporate holding company level into its wholly-owned subsidiary, LogistiCare. A copy of the Company’s press release regarding these events is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)              Exhibits

Exhibit Number	Description
10.1†	Option Agreement, dated April 9, 2018, between The Providence Service Corporation and R. Carter Pate.

10.2†	The Providence Service Corporation Employee Retention Plan.

99.1	Press release, dated April 11, 2018.

†   Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: April 11, 2018	By:	/s/ Sophia Tawil
	Name:	Sophia Tawil
	Title:	General Counsel and Secretary